SCHEDULE 14A INFORMATION

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GLOBALSCAPE, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________________________
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015
Annual Meeting
of Stockholders

Proxy Statement
And
Form 10-K

For the year ended December 31, 2014

4500 Lockhill-Selma, Suite 150	San Antonio, TX 78249

To Our Stockholders,

James Bindseil (President and CEO)	I am extremely proud of the accomplishments of the GlobalSCAPE team in 2014. Due to the efforts of everyone in the Company, we achieved record revenues in each of the last three quarters of the year as well as for 2014 as a whole. Even more impressive is that the previous record quarterly revenue that we exceeded for three quarters in 2014 had stood for seven years. A very important distinction from that previous record is that the current results are a reflection of ongoing run rate business compared to a single, very large transaction in 2007. These accomplishments are a direct result of our people meeting a number of goals that included:

•  New product introductions including High Availability for EFT and updated releases for all of our major product lines.

•  Enhanced sales and marketing efforts focused on demand generation and the introduction of a North America channel program.

•  Continued premier customer support and satisfaction that produces a maintenance and support renewal rate in excess of 90%.

As we move into 2015, I look forward to expanding upon the innovation and sales momentum that began in 2014. We have new and exciting research and development programs in place to bring new products to market that you can see in our recently published product roadmap.  We will continue to broaden our sales activities through both direct means, as well as our greatly expanded domestic and international channel programs.  We will continue to enhance our marketing efforts in order to attract new clients to the GlobalSCAPE brand.  These three pillars will be at the core of all we do while remaining steadfast in our commitment to delivering our goods and services with the ease of doing business and quality support that have become the hallmark of working with GlobalSCAPE.

In light of the financial results our strategy has produced, we are very pleased to once again express our appreciation to our stockholders through the paying of a special dividend in 2014 and the announcement of a regular quarterly dividend program beginning in February of this year.

I am proud to serve as the President and CEO of GlobalSCAPE. The people who make up the GlobalSCAPE team are the most talented and best people to work with in the industry.  I look forward to working to make our award-winning solutions even better and to leading GlobalSCAPE to continued positive financial results.

As always, thank you for the support you continue to show GlobalSCAPE. I look forward to meeting you at the Annual Meeting of Stockholders on May 14, 2015.

Sincerely,

James L. Bindseil
President and Chief Executive Officer

GlobalSCAPE, Inc.
4500 Lockhill-Selma Rd, Suite 150
San Antonio, Texas  78249
(210) 308-8267

April 2, 2015

Dear Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of GlobalSCAPE, Inc. to be held at GlobalSCAPE’s headquarters, 4500 Lockhill-Selma Road, Suite 150, San Antonio, TX 78249, on Wednesday, May 14, 2015, at 9:00 a.m.  If you cannot attend the annual meeting, you may vote over the Internet. If you received a paper copy of the proxy materials, you may follow the instructions on the proxy card.

The agenda for this year’s annual meeting includes:

•	The election of a director who will serve for a term of three years.

•	Approval of a new long-term equity incentive plan for our non-employee directors.

•	Ratification of the selection of Padgett, Stratemann & Co., L.L.P. as our independent registered public accounting firm for the year ending December 31, 2015.

Please refer to the Proxy Statement for detailed information about each of the proposals and the annual meeting.

Every stockholder vote is important. Even if you do not plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by signing your Proxy Card and mailing it in accordance with the instructions on the card. If you prefer, you may vote over the Internet or by telephone following the instructions on your Proxy Card. You may revoke your proxy at any time before it is voted. You may also vote in person at the stockholders meeting if you are the stockholder of record.

Sincerely, James L. Bindseil President and Chief Executive Officer

GlobalSCAPE, Inc.
4500 Lockhill-Selma Rd, Suite 150
San Antonio, Texas  78249
(210) 308-8267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2015

To the Stockholders of GlobalSCAPE, Inc.:

The 2015 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s office located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, on May 14, 2015, at 9:00 a.m., local time, for the following purposes:

1.	To elect the following director to serve for a term of three years:

Thomas W. Brown

2.	To approve the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan.

3.	To ratify the appointment of Padgett, Stratemann & Co., L.L.P. as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

4.	To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

The foregoing items of business are described more fully in the Proxy Statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on March 26, 2015, as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

April 2, 2015
San Antonio, Texas

By Order of the Board of Directors, James L. Bindseil President and Chief Executive Officer

Important Notice Regarding Availability of

Proxy Materials For Our Annual Meeting of Stockholders to be Held On May 14, 2015

This Proxy Statement, the form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements, are available on the Internet at http://proxydocs.com/gsb.

GlobalSCAPE, Inc.

Proxy Statement
For
Annual Meeting of Stockholders
To Be Held Wednesday, May 14, 2015

PROPOSAL TWO APPROVAL OF 2015 NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN	25
U.S. Federal Tax Consequences.	26

PROPOSAL THREE RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29

PRINCIPAL AUDITOR FEES AND SERVICES	29

AUDIT COMMITTEE PRE-APPROVAL POLICY	30

AUDIT COMMITTEE REPORT	30

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	31

AVAILABLE INFORMATION	31

OTHER MATTERS	31

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE, Inc. (“GlobalSCAPE” or the “Company”) of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2015 Annual Meeting of Stockholders. In accordance with Securities and Exchange Commission rules, instead of mailing a printed copy of our Proxy Statement, annual report and other materials relating to the Annual Meeting to stockholders, we intend to mail a Notice of Internet Availability of Proxy Materials, which advises that the proxy materials are available on the Internet to stockholders. We intend to commence distribution of the Notice of Internet Availability on or about April 2, 2015. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail who prefer to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources.  If you previously elected to receive our proxy materials electronically, you will continue to receive these materials in that manner unless you elect otherwise.  However, if you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

 Date, Time, Place of Annual Meeting

GlobalSCAPE’s 2015 Annual Meeting of Stockholders will be held at 9:00 a.m., Central Daylight Time, on May 14, 2015, at GlobalSCAPE’s office at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249. Please call us at (210) 308-8267, ext. 5134, if you need assistance with directions to our office.

 Record Date, Shares Entitled to Vote, Quorum

GlobalSCAPE’s Board of Directors has fixed the close of business on March 26, 2015, as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting.  As of the record date, there were 20,756,886 shares of GlobalSCAPE common stock outstanding, which were held by approximately 1,870 holders of record.  Stockholders are entitled to one vote for each share of GlobalSCAPE common stock held as of the record date.

The holders of a majority of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting.  Whether you attend the meeting in person, sign and return the proxy card or vote via the Internet or telephone, your shares will be counted as present at the meeting. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting. If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. Please consider the following voting matters specific to each proposal on the ballot:

•      Proposal 1 (election of directors) is not considered a routine matter under New York Stock Exchange rules. Your bank or broker will not have discretionary authority to vote your shares held in street name on this item. A broker non-vote may also occur if your broker fails to vote your shares for any reason.

•      Proposal 2 (approval of the GlobalSCAPE, Inc. 2015 Non-Employee Directors Stock Option Plan) is not considered a routine matter under New York Stock Exchange rules. Your bank or broker will not have discretionary authority to vote your shares held in street name on this item. A broker non-vote may also occur if your broker fails to vote your shares for any reason

•      Proposal 3 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under New York Stock Exchange rules. Your bank or broker will have discretionary authority to vote your shares held in street name on that Proposal.

If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, GlobalSCAPE may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Stockholders of Record and Beneficial Owners

Many of our stockholders hold their shares through a stockbroker, bank, or other agent rather than directly in their own names. Following are some distinctions between shares held of record and those owned beneficially:

•    Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares. Access to our proxy materials is being provided directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

•    Beneficial Owner. If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of the shares held in “street name.” Access to these proxy materials is being provided by your broker who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

 Attendance and Voting by Proxy

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following four methods:

•      Vote in person, by attending the Annual Meeting.  We can give you a proxy card or a ballot when you arrive, if requested.

•      Vote by Internet, by going to the web address, http://www.proxypush.com/gsb, and following the instructions for Internet voting.

•      Vote by telephone, by calling 866-390-5419

•      Vote by mail, by completing, signing, dating, and mailing the proxy card mailed to you in the envelope provided.  If you vote by Internet, please do not mail your proxy card.

The deadline for voting electronically on the Internet is 11:59 p.m., Eastern Time, on May 13, 2015. If you vote by mail, your signed proxy card must be received before the annual meeting to be counted at the annual meeting.

If your shares are held in “street name” (through a broker, bank, or other agent), you should have received a separate voting instruction form or you may vote by telephone or on the Internet as instructed by your broker or bank.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WANT TO VOTE AT THE MEETING, YOU MUST FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.  YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING WITHOUT THE LEGAL PROXY.

The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares as follows:

•      “FOR” the nominated director.

•      “FOR” the approval of the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan.

•      “FOR” the ratification of the selection of Padgett, Stratemann & Co., L.L.P. as GlobalSCAPE’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

If any matters other than those addressed on the proxy card are properly presented for action at the Annual Meeting, the persons named in the proxy card will have the discretion to vote on those matters in their best judgment unless authorization is withheld.

Revocation of Proxy

Whether you vote by Internet, by telephone, or by mail, you may change or revoke your proxy before it is voted at the meeting by:

•      Submitting a new proxy card bearing a later date.

•      Voting again by the Internet at a later time.

•      Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy.

•      Attending the meeting and voting your shares in person.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

 Quorum; Vote Requirements

Election of Directors

Directors are elected by a plurality of the votes of the holders of shares of common stock present in person or by proxy and entitled to vote on the election of directors. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Unless otherwise instructed or unless authority to vote is withheld, the proxy card accompanying these materials will be voted FOR election of each of the director nominees.

Approval of the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan.

The proposal to approve the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan, which we refer to as the 2015 Directors Plan, must receive the affirmative vote of the holders of a majority of the shares of GlobalSCAPE common stock represented and voting at the meeting.  If you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you, but this will have no effect on the proposal because shares for which brokers are not able to vote will not be considered as voting at the annual meeting for purposes of approving the 2015 Directors Plan.

Ratification of Appointment of Independent Registered Public Accounting Firm

With respect to Proposal Three, the ratification of the appointment of the Company’s independent registered public accounting firm, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal. Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Unless otherwise instructed or unless authority to vote is withheld, the proxy card accompanying these materials will be voted FOR the ratification of Padgett, Stratemann & Co., L.L.P. as the Company’s independent registered public accounting firm for fiscal year 2015.

Other Matters

The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote on the matter.

Important Note Regarding NYSE Rules

If a broker does not receive instructions from the beneficial owner of shares held in street name for certain types of proposals, the broker must indicate on the proxy that it does not have authority to vote such shares (a “broker non-vote”) as to such proposals. Under the rules of the New York Stock Exchange, if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors or the approval of the 2015 Directors Plan.  Therefore, it is important that you provide voting instructions to your broker.

 Solicitation of Proxies

Proxies will be solicited by mail and the Internet.  Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of GlobalSCAPE.  Directors, officers, and employees soliciting proxies will receive no extra compensation but may be reimbursed for related out-of-pocket expenses.  GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners.  GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so.  GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL ONE
ELECTION OF DIRECTORS

GlobalSCAPE’s Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders.  At this year’s meeting, one Class I director is to be elected for a term of three years, to hold office until the expiration of their term in 2018, or until a successor shall have been elected and shall have qualified. The nominee is Thomas W. Brown.  Mr. Brown is currently a Class I director. Mr. Brown is not an officer of GlobalSCAPE.

Assuming the presence of a quorum, the nominee for director who receives the most votes will be elected.  The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominee for director.  If a stockholder executes and returns a proxy but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominee for director.  In determining whether this item has received the requisite number of affirmative votes, abstentions, and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominee to the Board of Directors.

The following table sets forth the name and age of the nominee as of the mailing date of this Proxy Statement, the principal occupation of the nominee during at least the past five years, and the year he began serving as a director of GlobalSCAPE:

Name	Age
Thomas W. Brown	71
Mr. Brown has been an independent stockbroker and investment advisor in San Antonio since 1995.  He entered the securities brokerage business in 1967 after receiving an M.B.A. from Southern Methodist University.  In recent years, he has been involved in the real estate development business in San Antonio in addition to managing stock and bond investments.  Mr. Brown currently serves as a member and Chairman of the Board of Directors of the Company and has served in such capacity since June 2002.  Mr. Brown is an experienced investor and our largest stockholder who beneficially owns approximately 27.0% of our shares. Mr. Brown’s term as a director of GlobalSCAPE expires in 2015.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUAL NOMINATED ABOVE AS A DIRECTOR.

Directors with Terms Expiring in 2016 and 2017

The following table sets forth the name and age of each director as of the mailing date of this Proxy Statement, the principal occupation of each director during at least the past five years and the year each began serving as a director of GlobalSCAPE.

David L. Mann	65
Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A.  For the past twenty years, he has worked exclusively in the San Antonio, Texas market.  Mr. Mann currently serves as a member of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002.  Mr. Mann has broad business and finance experience and beneficially owns approximately 8.4% of our shares.  Mr. Mann’s term as a director of GlobalSCAPE expires in 2017.

Phillip M. Renfro	69
Mr. Renfro is a retired partner of the law firm of Fulbright and Jaworski, L.L.P., where from 1983 to 2005, he was division head of the Corporate, Business, and Banking Section in that firm’s San Antonio, Texas office.  Prior to his career in corporate law, from 1980 to 1983, he was President and CEO of Resco International, Inc., an oil field service company.  From 2004 to 2009, Mr. Renfro served on the board of Enzon Pharmaceuticals, Inc., a publicly-traded biotech company, where he was also a member of the Audit Committee and the Governance and Nominating Committee.  The Company believes that Mr. Renfro’s legal, financial and business experience, including a diversified background of managing and directing companies, give him the qualifications and skills to serve as a director.  In addition, as a former member of Enzon’s audit committee and as a corporate and securities attorney, Mr. Renfro has extensive financial reporting and corporate governance experience.  Mr. Renfro’s term as director of GlobalSCAPE expires in 2016.

Frank M. Morgan	66
Mr. Morgan is currently Executive Director, Cyber Security, for ManTech International’s MCTS Group.  Prior to joining ManTech in 2010, from 2005 to 2010, Mr. Morgan served as the Vice President and General Manager of the Information Systems Business Unit and Intelligence Solutions Division, of L-3 Communications Services Group, managing offices in Reston, Virginia, Colorado Springs, Colorado, and San Antonio, Texas.  He held a similar position with Titan Corporation from 2001 to 2005 before its acquisition by L-3. From 1996 to 2001, Mr. Morgan worked for BTG, Inc. (acquired by Titan Corp.), a publicly-traded, software development company and computer security product value-added reseller.  As Vice President of Federal Sales, Mr. Morgan was responsible for marketing security products across the federal government.  Mr. Morgan spent 30 years in the Air Force, retiring in 1996 as a Colonel.  His assignments included three tours at the Pentagon in both operations and acquisitions.  He holds a B.S. in Aeronautical Engineering from the Air Force Academy, a M.S. in Human Resources Management from the University of Utah, and a M.A. in National Security and Strategic Studies from the Naval War College.  Mr. Morgan’s business experience, particularly his experience in the software industry and in government sales, provides valuable insight to our board.  Mr. Morgan’s term as director of GlobalSCAPE expires in 2016.

James L. Bindseil	50	Mr. Bindseil is GlobalSCAPE’s President and Chief Executive Officer. For more information, see below under “Executive Officers”. Mr. Bindseil’s term as a director of GlobalSCAPE expires in 2017.

 Executive Officers

The following table sets forth the name, age, and position of each of our executive officers as of the mailing date of this Proxy Statement and the principal occupation of each executive officer during the past five years. Throughout this Proxy Statement, we refer to these persons collectively as our named executive officers, or NEOs.

Name	Age	Position

James L. Bindseil	50	President and Chief Executive Officer
Mr. Bindseil is GlobalSCAPE’s President and Chief Executive Officer. He has held that position since December 2013. He became Interim President in September 2013 and was appointed to his current position in December 2013. From July 2010 to September 2013, Mr. Bindseil held various positions with GlobalSCAPE, the primary responsibilities of which were leading our client support and sales and marketing functions. He is responsible for overseeing and leading all aspects of GlobalSCAPE’s business.

Mr. Bindseil has more than 20 years of experience leading and delivering information technologies products, professional services and support for a broad range of domestic and international businesses. Prior to joining GlobalSCAPE, from January 2009 to July 2010, Mr. Bindseil served as Vice President of Solutions Engineering and Marketing for Enterprise Business Services at Fujitsu America.  From July 1999 to December 2008, he was Senior Global Technical Director for the Security Services line of business at Symantec. He also served honorably in the United States Marine Corps.

Mr. Bindseil graduated with honors from the University of Phoenix with a Bachelor of Arts degree in Management and has an Associate of Arts degree in Mathematics.  He has obtained professional certifications from Hewlett Packard, Cisco Systems, Microsoft, and as a Certified Information Systems Security Professional (CISSP).

James W. Albrecht, Jr.	60	Chief Financial Officer
Mr. Albrecht has served as GlobalSCAPE’s Chief Financial Officer since July 2012.  He is responsible for GlobalSCAPE’s finance, accounting and treasury activities and has over 39 years of experience in these fields.

Before joining GlobalSCAPE, from 2008 to 2012, Mr. Albrecht was Chief Executive Officer and Chief Financial Officer of Photoreflect.com, an Internet-based company that provides an online display and selling portal for professional photographers. He began his career at Arthur Andersen LLP where he served clients for eleven years.  Mr. Albrecht regularly lectures as a faculty member at The University of Texas at Austin where he received a B.B.A. in Accounting.

Name	Age	Position

Matthew C. Goulet	42	Senior Vice President of Sales and Marketing
Mr. Goulet has served as GlobalSCAPE’s Senior Vice President of Sales and Marketing since January 2015. From October 2013 to December 2014, he was GlobalSCAPE’s Vice President of Sales. He has more than 17 years of experience in the security, networking, and storage industries. From 2008 to September 2013, he was at Kaspersky Labs, an information technologies security company, most recently as the Vice President of SME sales and operations, where he helped build Kaspersky’s reseller channel.

Mr. Goulet received a BS in Marketing from the Boston College Carroll School of Management.

Board Meetings and Attendance

During the fiscal year ended December 31, 2014, the Board of Directors held six meetings.  Separate from the full Board of Directors’ meetings, there were six Audit Committee meetings and three Compensation Committee meetings.  During 2014, each director attended at least 75% of all Board and applicable Committee meetings. During 2014, our directors received compensation for service to GlobalSCAPE as a director.  See “Executive Compensation – Compensation of Directors.”  GlobalSCAPE encourages, but does not require, directors to attend the annual meeting of stockholders.  At GlobalSCAPE’s 2014 Annual Meeting, all members of the Board were present.

 Board Leadership Structure

The Board believes it is in the best interests of the Company to separate the roles of Chief Executive Officer and Chairman of the Board.  This structure ensures a greater role for the directors in the oversight of management and the Company and promotes active participation of the directors in setting meeting agendas and establishing Board priorities and procedures. Further, this structure permits the chief executive officer to focus on the management of the Company's day-to-day operations.

 Board Independence

A majority of the Board has determined that Messrs. Mann, Morgan and Renfro are independent as determined in accordance with the listing standards of the NYSE MKT LLC and the Exchange Act.  All members of the Audit and Compensation Committees are “independent,” as defined by the Securities and Exchange Commission and the listing standards of the NYSE MKT LLC.

 Committees of the Board of Directors

GlobalSCAPE has standing Audit and Compensation Committees.

The Audit Committee is a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee consisted of Messrs. Mann and Morgan in 2014.  Mr. Mann began service as Audit Committee Chairman in January 2014. This committee met six times during 2014. The Board has determined that Mr. Mann is an audit committee financial expert as defined by SEC rules. The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our Board regarding the selection of our independent registered public accounting firm, consults with management and our independent registered public accounting firm prior to the production of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs.  The Audit Committee Report, which appears in a subsequent section of this document, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee consisted of Messrs. Mann and Morgan in 2014. Mr. Morgan began service as Compensation Committee Chairman in January 2014. This committee met three times and acted by unanimous written consent one time during 2014.  The Compensation Committee’s role is to establish and oversee GlobalSCAPE’s compensation and benefit plans and policies, administer its stock option plans, and review and approve annually all compensation decisions relating to GlobalSCAPE’s executive officers.  At least annually, our President and Chief Executive Officer submits to the Compensation Committee his recommendations as to base salary, bonus and equity incentives awards for each executive officer, except himself, for the following fiscal year based upon his subjective evaluation of their individual performance.  The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the base salary, bonus, and equity incentives for the President and Chief Executive Officer.

The agenda for meetings of the Compensation Committee is determined by its Chairman.  At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board. The Company’s personnel support the Compensation Committee in its duties and, along with the President and Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities.

Each of the Board’s committees has a written charter. Copies of the charters are available for review on the Company’s website at www.globalscape.com on the Investor Relations page.

 Risk Management

The Company has a risk management program overseen by its president and chief executive officer and the chief financial officer. Material risks are identified and prioritized by management. Each prioritized risk is referred to a Board committee or the full Board for oversight.

The Board reviews information regarding the Company's credit, liquidity, and operations, as well as the risks associated with each. The Board also reviews and approves the annual operating budget of the Company. Because we rely on cash on hand and cash flows from operations to fund our operations, the Board as a whole devotes significant time to reviewing and approving our levels of indebtedness, contractual obligations and spending supporting our business activities. While each committee is responsible for specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, the Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk taking.

 Compensation Committee Interlocks and Insider Participation

Messrs. Morgan and Mann served on the Compensation Committee during 2014.  No member of the Compensation Committee was at any time during 2014, or any other time, an officer or employee of GlobalSCAPE or had any relationship with GlobalSCAPE requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement.  No executive officer of GlobalSCAPE has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during 2014.

Code of Ethics

GlobalSCAPE has adopted a Code of Ethics that applies to all of its employees, including the president and chief executive officer and its chief financial officer.  This Code is a statement of GlobalSCAPE’s high standards for ethical behavior, legal compliance, and financial disclosure. It is applicable to all directors, officers, and employees.  A copy of the Code of Ethics can be found in its entirety on GlobalSCAPE’s website at www.globalscape.com.  Should there be any changes to, or waivers from, GlobalSCAPE’s Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

 Stockholder Communications with Board

The Board of Directors has a process by which stockholders may communicate with the Board of Directors.  Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o Corporate Secretary.  The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

 Nominations

The Board of Directors is responsible for determining the slate of director nominees for election by stockholders. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Board of Directors does not currently use any third-party search firm to assist in the identification or evaluation of Board member candidates.  The Board of Directors may engage a third party to provide such services in the future as it deems necessary or appropriate.

The Board of Directors determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity, experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance.  Candidates with potential conflicts of interest or who do not meet this criteria are disqualified.  The Board of Directors will consider these criteria for nominees identified by the Board, by stockholders, or through some other source.  When current Board members are considered for nomination for reelection, the Board of Directors also takes into consideration the member’s prior Board contributions, performance, and meeting attendance records.

The Board of Directors will consider qualified candidates that are recommended by stockholders for possible nomination.  Stockholders wishing to make such a recommendation may do so by sending the following information to the Board of Directors, c/o Corporate Secretary, at the address listed above:

•      Name of the candidate with brief biographical information and résumé.

•      Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected.

•      A signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

Any such nomination must comply with the advance notice provisions of our Amended and Restated Bylaws.  These provisions are summarized under “Stockholder Proposals to be Presented at Next Annual Meeting” in a subsequent section of this document.

The Board of Directors conducts a process of making a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited for further evaluation through a series of interviews.  The Board of Directors uses the same process for evaluating all nominees, regardless of the original source of the information.  The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board of Directors strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's businesses.

No candidates for director nominations were submitted to the Board of Directors by any stockholder in connection with the 2015 Annual Meeting.

Composition of the Board of Directors

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals.  In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company.  The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of the NYSE MKT LLC and Rule 10A-3 of the Exchange Act.  The Board of Directors identifies candidates for election to the Board of Directors and reviews their skills, characteristics and experience.

The Board of Directors seeks directors with strong reputations, high integrity and experience in areas relevant to the strategy and operations of the Company, particularly in the high technology industry and involving complex business and financial dealings.  The Board of Directors also believes that each nominee and current director has other key attributes that are important to an effective board including the ability to engage management in a constructive and collaborative fashion and a diversity of background, experience and thought.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of March 26, 2015  by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of GlobalSCAPE, (iii) the President and Chief Executive Officer, (iv) each of the named executive officers of GlobalSCAPE, and (v) all executive officers and directors of GlobalSCAPE as a group.  Unless otherwise indicated in the footnotes below, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Applicable percentage ownership is based on 20,756,886 shares of common stock outstanding at March 26, 2015.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or restricted stock held by that person that are currently exercisable or will vest or are exercisable within 60 days of March 26, 2015.

The address of each beneficial owner listed in the table below is c/o GlobalSCAPE, Inc., 4500 Lockhill-Selma Rd, Suite 150, San Antonio, Texas, 78249.

Shares Beneficially Owned as of March 26, 2015
					Additional
			Common Shares		Common Shares
	Common		That May Be		That May Be
	Shares		Acquired By		Acquired within	Total
	Currently		Exercise of	Total Common	60 Days of	Beneficial	Percentage
	Owned		Stock Options	Shares Held	March 26, 2015	Ownership	of
Name of Beneficial Owner	(# of shares)		(# of shares)	(# of shares)	(# of shares)	(# of shares)	Class
Thomas W. Brown	5,568,103	(1) (2)	60,000	5,628,103	-	5,628,103	27.04%
David L. Mann	1,695,388	(2)	60,000	1,755,388	-	1,755,388	8.43%
Wellington Management Group LLP	1,800,500	(3)	-	1,800,500	-	1,800,500	8.67%
Phillip M. Renfro	114,520	(2)	60,000	174,520	-	174,520	0.84%
Frank M. Morgan	107,875	(2)	20,000	127,875	-	127,875	0.62%
James L. Bindseil	-		158,000	158,000	-	158,000	0.76%
James W. Albrecht, Jr.	-		99,000	99,000	-	99,000	0.47%
Matthew C. Goulet	-		33,000	33,000	-	33,000	0.16%

All directors and executive officers as a group (7 persons)				7,975,886	-	7,975,886	38.43%

(1)	Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

(2)	Includes 20,000 shares of restricted common stock.

(3)
Based on information set forth in a Schedule 13G filed dated February 12, 2015 (the "Schedule 13G"). The securities are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, formerly known as Wellington Management Company, LLP, which was an investment adviser to these clients as of December 31, 2014. As set forth in the Schedule 13G, those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. As set forth in the Schedule 13G, no such client is known to have such right or power with respect to more than five percent of this class of securities, except as follows:

Wellington Trust Company, NA
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio

 Equity Compensation Plan Information

The following table provides aggregate information regarding grants under all equity compensation plans of GlobalSCAPE through December 31, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance under Equity Compensation Plans (Excluding securities Reflected in Column (A))
	(A)	(B)	(C)

Equity compensation plans approved by security holders	2,022,175	$2.12	1,490,140

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis.

In making this disclosure, GlobalSCAPE has relied solely on written representations of its directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Transactions in 2014

Robert Langenbahn, an Enterprise Sales Manager, earned $319,237 in base salary and commissions in 2014.  Mr. Langenbahn is the son-in-law of Thomas W. Brown, our Chairman of the Board. Mr. Langenbahn’s compensation plan is comparable to and consistent with other GlobalSCAPE employees who hold a similar position.

We did not have any other related party transactions in 2014.

 Policy Related to Related-Person Transactions

Our Board of Directors has adopted a formal, written related-person transaction approval policy, setting forth GlobalSCAPE’s policies and procedures for the review, approval, or ratification of “related-person transactions.”  For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement, or relationship or any series of similar financial transactions, arrangements, or relationships in which GlobalSCAPE is a participant and in which a related person has a direct or indirect interest, other than the following:

•      Payment of compensation by GlobalSCAPE to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”.

•      Transactions available to all employees or all stockholders on the same terms.

•      Purchases of products or services from GlobalSCAPE in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in GlobalSCAPE’s filings with the SEC.

•      Transactions, which when aggregated with the amount of all other transactions between the related person and GlobalSCAPE, involve less than $5,000 in a fiscal year.

Our Audit Committee is required to approve any related person transaction subject to this policy before commencement of the related-person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment, or rescission. The Chairman of our Audit Committee has the authority to approve or take other actions with respect to any related-person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

•      Whether the terms are fair to GlobalSCAPE.

•      Whether the transaction is material to GlobalSCAPE.

•      The role the related person has played in arranging the related-person transaction.

•      The structure of the related-person transaction.

•      The interest of all related persons in the related-person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon GlobalSCAPE and the related person following certain procedures designated by the Audit Committee.

EXECUTIVE COMPENSATION

 Compensation Discussion & Analysis

We compensate our management through a combination of base salary, incentive bonuses and long-term equity based awards in the form of stock options and stock awards. This compensation is designed to be competitive with those of a group of companies which we have selected for comparative purposes in order to attract and retain our executive officers while also creating incentives which will align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the Summary Compensation Table below, whom we sometimes refer to as our named executive officers, or NEOs, and places in perspective the data presented in the tables and narrative that follow.

 Our Compensation Committee

Our Compensation Committee approves, implements, and monitors all compensation and awards to executive officers including the president and chief executive officer, chief financial officer, and the other NEOs.  The Committee’s membership is determined by the Board of Directors and is composed of two non-management directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.  During 2014, the Committee did not delegate any of its responsibilities.

The Committee periodically approves and adopts, or makes recommendations to the Board for, GlobalSCAPE’s compensation decisions (including the approval of grants of stock options to our NEOs).  At least annually, our President and Chief Executive Officer submits to the Compensation Committee his recommendations as to base salary, bonus and equity incentive awards for each executive officer, except himself, for the following fiscal year based upon his subjective evaluation of their individual performance.  The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the base salary, bonus, and equity incentives for the President and Chief Executive Officer.

The Compensation Committee reviewed all components of compensation for our executive officers, including salary, bonuses, long-term equity incentives, the dollar value to the executive, and the cost to GlobalSCAPE of all perquisites and all severance and change of control arrangements. Based on this review, the Compensation Committee determined that the compensation paid to our executive officers reflected our compensation philosophy and objectives.

 Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of GlobalSCAPE’s annual, incentive, and long-term compensation plans is that our compensation system should be designed to attract and retain talented executives while also creating incentives that reward performance and align the interests of our NEOs with those of GlobalSCAPE’s stockholders.  Key elements of this philosophy are:

•      Establishing base salaries that are competitive with the companies in our comparative group, within GlobalSCAPE’s budgetary constraints and commensurate with GlobalSCAPE’s salary structure.

•      Rewarding our NEOs for outstanding Company-wide performance as reflected by financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition and product delivery as well as customer and employee satisfaction and compliance with regulatory requirements.

•      Providing equity-based incentives for our NEOs to ensure that they are motivated over the long term to respond to GlobalSCAPE’s business challenges and opportunities as owners rather than just as employees.

Attracting and Retaining Executive Talent.

We recognize salary is one component in successfully attracting and retaining talented executives who will help the Company grow.  Being mindful of our budgetary responsibilities, we generally set our base salaries at levels we believe are competitive relative to comparable companies in our industry that are in our general geographic area.  We use third-party services that gather and report base salary, incentives, equity, and total compensation information for multiple companies. The services we use include Equilar Executive Compensation Survey, Salary.com Small Business Compensation Solutions and Kenexa CompAnalyst. We use these services because we believe they provide information relevant to the industry and geographic areas in which our personnel work. This comparison allows us to create competitive total compensation packages for our executive team.  Annual adjustments are considered and based on the Company’s ability to achieve pre-established revenue and profitability goals.

Rewarding Performance.

We reward outstanding performance by certain of our personnel (other than those who earn sales commissions) with cash bonuses that are based on financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition or product delivery. For more information on our bonus program, refer to “Elements of Executive Compensation—Incentive Compensation.” We reward performance by certain of our sales personnel through payment of commissions based on bookings for sales of our products and services.

Aligning Executive and Stockholder Interests.

We believe that equity-based compensation provides an incentive to our NEOs to build value for our Company over the long term and to align the interests of our NEOs and stockholders.  We use stock options because we believe such options will generate value to the recipient only if our stock price increases during the term of the option.  The stock options granted to our NEOs vest solely based on the passage of time, other than in the event of a change of control.  We believe that time-vested equity awards encourage long-term value creation and executive retention because executives can realize value from such rewards only if they remain employed by us until the awards vest.

Elements of Executive Compensation

 The compensation currently paid to GlobalSCAPE’s executive officers consists of the following core elements:
  Base salary.
  Either bonuses under a performance-based, non-equity incentive plan for personnel other than those who earn sales commissions or sales commissions based on bookings for sales of our products and services.
  Stock option awards granted pursuant to our 2010 Employee Long-Term Equity Incentive Plan, which we refer to as the 2010 Employee Plan.
  Other employee benefits available to all employees of GlobalSCAPE.
We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints, creating cash incentives that reward Company-wide and individual performance, and aligning the interests of our NEOs with those of GlobalSCAPE’s stockholders by providing the NEOs with equity-based incentives to ensure motivation over the long term.  We view the core elements of compensation as related but individually distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component should increase or reduce compensation from another component.  We determine the appropriate level for each component of compensation separately.  We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation. We consider the experience, tenure, and seniority of each named executive officer in making compensation decisions.

GlobalSCAPE does not have any deferred compensation programs or supplemental executive retirement plans. No perquisites are provided to GlobalSCAPE’s executive officers that are not otherwise available to all employees of GlobalSCAPE. No perquisites are valued in excess of $10,000 per employee.

Base Salary.  Being mindful of our budgetary responsibilities, the base salaries for all GlobalSCAPE NEOs are targeted at levels we believe are competitive relative to a comparative group of the companies in our general industry and geographic region.  This approach enables us to attract and retain the necessary talent a small competitive company needs to grow.  This salary structure is reviewed at least annually, and more frequently if warranted, to ensure its competitiveness within our peer group. Adjustments are determined initially by our President and Chief Executive Officer with final approval by the Compensation Committee before being implemented.  The composite average increase in base salaries for all Company employees, including NEOs, during 2014 was approximately 3%.

Incentive Compensation.  The Compensation Committee believes that paying incentive compensation in the form of bonuses or commissions helps create financial incentives for our NEOs that are tied directly to goals that best reflect their respective duties and responsibilities or the achievement of certain goals.  The Compensation Committee approves the plans under which bonuses and commissions are paid and may, at its discretion, modify the goals and objectives upon which these payments are based, pay bonuses if such goals are not met, or increase or decrease the amounts paid..

If certain target levels of revenue and net income were achieved for 2014, Mr. Bindseil and Mr. Albrecht were eligible for annual bonuses equal to 35% of their base salaries. If actual revenue and net income fall below the target levels, the base bonuses are reduced on a sliding scale by specified percentages to a point where if less than 85% of the target levels of revenue and net income are achieved, no bonus is earned. If actual revenue and net income exceed the target levels, the base bonuses are increased on a sliding scale by specified percentages of up to 200%. For 2014, the Company achieved 97% of the revenue target and 177% of the income target as both are defined and set forth in the annual bonus plan. In light of these results, the Compensation Committee approved a bonus payment of $123,268 to Mr. Bindseil and $118,132 to Mr. Albrecht.

Mr. Goulet is paid a sales commission each month. During 2014, the base rate of that commission ranged from 1.1% to 1.4% of sales booked. These rates can increase or decrease based on actual sales results relative to stated sales quotas. For 2014, Mr. Goulet was paid sales commissions of $171,885.

Long-Term Equity Incentive Plan.  GlobalSCAPE’s 2010 Employee Long Term Equity Incentive Plan, or 2010 Employee Plan, was approved by our stockholders in 2010. This plan authorizes us to grant incentive stock options, non-qualified stock options, and shares of restricted stock to our NEOs, as well as to all employees of GlobalSCAPE. A total of 3,000,000 shares of common stock are reserved for issuance under this plan.  We use stock options as a form of long-term compensation because we believe that stock options motivate our NEOs to exert their best efforts on behalf of our stockholders and align the interests of our NEOs with our stockholders.  Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purpose of the 2010 Employee Plan is to employ and retain qualified and competent personnel and to promote the growth and success of GlobalSCAPE, which can be accomplished by aligning the long-term interests of the NEOs with those of the stockholders by providing the NEOs an opportunity to acquire an equity interest in GlobalSCAPE.  All grants are made with an exercise price equal to the closing price of our common stock on the date of grant.  On their date of hire and generally each year thereafter, our NEOs are granted options to purchase shares. These options generally vest ratably over three years from the option grant date.  Options granted on the date of hire and each year thereafter generally may each be for the purchase of additional shares of our common stock with the exact number determined at the discretion of the Compensation Committee and Board of Directors based upon input from our President and Chief Executive Officer.  We do not time stock option grants in coordination with the release of material non-public information.

Other Employee Benefits.  GlobalSCAPE’s NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, and long-term disability insurance on the same basis as other employees.  GlobalSCAPE’s NEOs are eligible to participate in our 401(k) plan on the same basis as other employees.  GlobalSCAPE’s Board of Directors, at its sole discretion, may authorize GlobalSCAPE to make matching cash contributions (in part or in whole) each year to the 401(k) on behalf of our employees.

Compensation Policies and Practices

The Compensation Committee has conducted an in-depth risk assessment of the Company’s compensation policies and practices in response to public and regulatory concerns about the link between incentive compensation and excessive risk taking by companies.  The Compensation Committee concluded that our compensation policy does not motivate imprudent risk taking.  In this regard, the Compensation Committee believes that:

•     The Company’s annual incentive compensation is based on performance metrics that promote a disciplined approach towards the long-term goals of the Company.

•     The Company does not offer significant short-term incentives that might drive high-risk investments at the expense of the long-term value of the Company.

•     The Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering the company’s stock ownership guidelines for executive officers.

•     The Company’s compensation awards are capped at reasonable levels, as determined by a review of the Company’s financial position and prospects, as well as the compensation offered by companies in our industry.

•     The Board’s high level of involvement in approving our operating budget, material investments and capital expenditures help avoid imprudent risk taking.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business.  The Company and the Compensation Committee concluded that the Company has a balanced pay and performance program and that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements

Deductibility of Executive Compensation.  Federal income tax laws limit the deductions a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer.  Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted.  In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures.  Since GlobalSCAPE does not anticipate that the compensation for any executive officer will exceed the $1.0 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested.  We will reconsider this matter if compensation levels approach this threshold in light of the tax laws then in effect.  We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Policy on Recovery of Compensation.  Our President and Chief Executive Officer and Chief Financial Officer are required to repay certain bonuses and stock-based compensation they receive if we are required to restate our financial statements as a result of misconduct as required by Section 304 of the Sarbanes-Oxley Act of 2002

Risk Considerations in our Compensation Program

The Compensation Committee has reviewed the Company’s compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk-taking by corporations. The Committee concluded that the Company’s compensation program does not motivate imprudent risk taking and that any risks taken resulting from compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  In reaching this conclusion, the Committee determined the following:

•     The Company’s annual incentive compensation is based on balanced performance metrics that promote progress towards longer-term Company goals.

•     The Company’s compensation programs are capped at reasonable levels, as determined by a review of the Company’s budgetary constraints, economic position and prospects, as well as the compensation offered by comparable companies.

•     The oversight of the Compensation Committee in the operation of incentive plans and the high level of board involvement in approving material use of Company resources adequately mitigates imprudent risk-taking.

 Compensation Committee Report

The Compensation Committee of GlobalSCAPE reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Accordingly, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee, which consists of the following directors:

•     Frank M. Morgan (Chairman of the Compensation Committee)
•     David L. Mann

Summary Compensation Table

The following table summarizes compensation that GlobalSCAPE paid to our President and Chief Executive Officer and the next two, most highly compensated NEOs for the fiscal years ended December 31, 2014 and 2013.

		Salary	Bonus	Option Awards (1)	Non-Equity Incentive Compensation		All Other Compensation (3)	Total
James L. Bindseil	2014	$240,000	$-	$62,165	$123,268		$19,651	$445,044
President and Chief	2013	225,802	16,861	65,095	-		18,222	325,980
Executive Officer (4)

James W. Albrecht, Jr.	2014	230,000	-	-	118,132		19,439	367,571
Chief Financial Officer	2013	224,269	16,861	-	-		15,341	256,471

Mathew C. Goulet
Senior Vice President of Sales	2014	171,154	-	31,174	171,855	(2)	40,093	414,276
and Marketing	2013	40,385	-	58,855	26,845		17,692	143,477

(1)
These amounts represent the aggregate grant date fair value of stock option awards for fiscal years 2014 and 2013 calculated as described in our accounting policy for stock-based compensation in footnote 2 to our Consolidated Financial Statements included in our Form 10-K as of December 31, 2014, and for the year then ended filed with the Securities and Exchange Commission. These amounts do not necessarily represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2014 or 2013.  These amounts are recognized as an expense in our financial statements over the period of service required for the grant to become vested which is generally three years.

(2)	Sales commissions.

(3)	Primarily 401k matching contributions and group health plan premiums for all officers.

(4)	Mr. Bindseil was paid sales commissions during the portion of 2013 prior to his becoming our President and Chief Executive Officer.

 Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for our NEOs for 2014.

Executive	Percentage of Salary to Total Compensation	Percentage of Annual Cash Incentive Payment to Total Compensation(1)
James L. Bindseil	53.9%	27.7%
James W. Albrecht, Jr.	62.6%	32.1%
Matthew C. Goulet	41.3%	41.5%

(1)	Includes bonus non-equity incentive plan compensation

Employment Agreements and Potential Payments Upon Termination or Change in Control

GlobalSCAPE has entered into employment agreements with each of our named executive officers pursuant to which each will receive compensation as determined from time to time by the Board of Directors in its sole discretion.

The employment agreements for Messer’s Bindseil, Albrecht and Goulet do not provide for any minimum term of employment. Each agreement is currently in force through March 31, 2016. In the event there is a Change in Control but they are not terminated in connection with that event, a one year employment term commences as of the date of the Change in Control. Each agreement automatically renews on each subsequent annual anniversary date for an additional one year period unless the agreement is cancelled by the Company at least 90 days prior to the end of any such one year term. These agreements do not provide for any payment to them in the event of termination, except that if their employment is terminated in connection with a Change in Control, the Company will pay them an amount equal to their annual base salary which the Company may, at its option, pay as a lump sum.

A Change in Control occurs under these employment agreements upon:

•      Any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if Thomas W. Brown and/or David L. Mann acquire, directly or indirectly, beneficial ownership of  securities representing 50% or more of the combined voting power of GlobalSCAPE’s then outstanding securities, then it shall not be deemed a Change of Control.

•      At any time during any period of twelve consecutive months, individuals who at the beginning of such period constituted a majority of  the Board of Directors (“Incumbent Directors”) of the Company cease for any reason to constitute a majority of the board; provided, however, that an individual who becomes a member of the Board subsequent to the beginning of the 12-month period, shall be deemed to have satisfied such 12-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or whose election was approved by two-thirds of the Incumbent Directors; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director. The Company consolidates, merges or exchanges securities with any other entity where the stockholders of the Company immediately before the effective time of such transaction do not beneficially own, immediately after the effective time of such transaction, shares or other equity interests entitling such stockholders to a majority of all votes.

•      Any person or group acquires all or substantially all of the Company’s assets.

All of our employment agreements provide for termination without any further payments due if the termination is for “cause”, with that term defined to include any one of the following events:

•      The continued failure by employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to disability or any such actual or anticipated failure resulting from termination by employee for Good Reason as defined below) after a written demand for substantial performance is delivered to employee by the Board, which specifically identifies the manner in which the Board believes that employee has not substantially performed his duties;

•      Employee engages in conduct which is demonstrably and materially injurious to the Company or any of its affiliates, monetarily or otherwise;

•      Employee commits fraud, bribery, embezzlement or other material dishonesty with respect to the business of the Company or any of its affiliates, or the Company discovers that employee has committed any such act in the past with respect to a previous employer;

•      Employee is indicted for any felony or any criminal act involving moral turpitude, or the Company discovers that employee has been convicted of any such act in the past;

•      Employee commits a material breach of any of the covenants, representations, terms or provisions of the employment agreement;

•      Employee violates any instructions or policies of the Company with respect to the operation of its business or affairs that causes material harm, economic or otherwise, to the Company; or

•      Employee uses illegal drugs.

“Good Reason,” as used above, means, without the officer’s express written consent, any of the following:

•      The material failure by the Company, without employee’s consent, to pay to employee any portion of his current compensation within ten (10) days of the date any such compensation payment is due;

•      Employer commits a material breach of any of the covenants, representations, terms or provisions hereof, and such breach is not cured within thirty (30) days after written notice thereof to the Company, which notice shall identify in reasonable detail the nature of the breach and gives the Company an opportunity to respond, excluding, however, failure to pay salary within ten (10) days as described above;

•      Any material diminution of employee’s title, function, duties, authority or responsibilities, including reporting requirements;

•      A reduction in Employee’s base salary as in effect on the date of this Agreement or as may be increased from time to time;

•      A material reduction in the employee benefits that are in effect from time to time for employee; or

•      A relocation of the employee’s principal place of employment to a location which is beyond a 50 mile radius from San Antonio, Texas.

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

In the event of a Change in Control, unvested options to purchase our common stock that have been awarded to our NEOs will become fully vested.

The table below contains information concerning termination and change in control payments to each of our named executive officers as if the event occurred on December 31, 2014.

Name & Principal Position	Benefit		Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason

James L. Bindseil	Severance		$-	$247,200
President and Chief Executive Officer	Option Acceleration	(1)	not applicable	35,715

James W. Albrecht, Jr.	Severance			236,900
Chief Financial Officer	Option Acceleration	(1)	not applicable	6,120

Matthew C. Goulet	Severance		-	210,000
Vice President of Sales	Option Acceleration	(1)	not applicable	30,418

(1)
The option acceleration amount is the intrinsic value of equity awards minus the exercise price. This intrinsic value is based upon the closing price for a share of our common stock of $2.33 on December 31, 2014, minus the exercise price.  If the number in this column is zero, the option exercise price of all options held by that NEO is greater than the closing price of our common stock used in determining this amount.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with regard to grants of non-equity incentive compensation and all other stock awards to our named executive officers in 2014.  We do not have an equity incentive plan. Therefore, these columns have been omitted from the following table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			All Other Option Awards: Number of Securities Underlying	Per Share Exercise or Base Price of Option	Grant date fair value of stock and option
	Grant Date	Threshold	Target	Maximum	Options	Awards ($)	awards ($)(2)
James L. Bindseil	1/2/2014	n/a	n/a	n/a	25,000	$2.35	$31,174
James L. Bindseil	3/27/2014	-	$84,000	Unlimited	-	-	-
James L. Bindseil	12/15/2014	n/a	n/a	n/a	25,000	$2.32	$30,991

James W. Albrecht, Jr.	3/27/2014	-	$80,500	Unlimited	-	-	-

Matt Goulet (3)	1/2/2014	n/a	n/a	n/a	25,000	$2.35	$31,174

(1)
Awards potentially payable under our annual bonus plan.  The annual bonus plan does not provide for a threshold level as the bonuses under the plan can range from zero to an unlimited amount.  See the discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation – Incentive Compensation” for more information.

(2)
The amounts in this column reflect the aggregate grant date fair value of stock awards and options granted in 2014 to the named executive officer calculated in accordance with FASB ASC Topic 718.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

(3)
Mr. Goulet is paid sales commissions and therefore there are no threshold, target or maximum amounts which he could be paid. See “Compensation Discussion and Analysis – Elements of Executive Compensation – Incentive Compensation.”

 Outstanding Equity Awards at Fiscal-Year End

The table below contains certain information concerning outstanding option awards at December 31, 2014 for our named executive officers

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date

James L. Bindseil
President and Chief Operating Officer	75,000	-	$2.38	8/16/2020
	10,000	-	$2.10	1/3/2021
	26,400	13,600	$1.70	1/3/2022
	24,750	50,250	$1.65	6/10/2023
		25,000	$2.35	1/2/2024
		25,000	$2.32	12/5/2024

James W. Albrecht, Jr.
Chief Financial Officer	99,000	51,000	$2.10	7/10/2022

Matthew C. Goulet
Vice President of Sales	24,750	50,250	$1.55	9/9/2023
		25,000	$2.35	1/2/2024

Pension Benefits

GlobalSCAPE does not sponsor any pension benefit plans. None of the NEOs contribute to such a plan.

 Non-Qualified Deferred Compensation

GlobalSCAPE does not sponsor any non-qualified, defined compensation plans or other non-qualified deferred compensation plans.

 Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as directors and committee members and to reimburse directors for their expenses incurred in attending meetings.

Our non-employee directors receive the following cash compensation:

•      Base monthly retainer:

o	Board Chairman (Mr. Brown) - $5,000 per month

o	All other Board members - $2,000 per month

•      Committee chair monthly retainer (Messrs. Mann and Morgan) - $1,000 per month

•      Attendance at Board or committee meetings - $1,000 per meeting

Mr. Bindseil, an employee of the Company, does not receive a monthly retainer or attendance fees for his service on the Board.

We also provide stock-based compensation to our directors under the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2006 Directors Plan.  Under this plan, a maximum of 500,000 shares of GlobalSCAPE common stock may be awarded.  As of March 26, 2014, options to purchase a total of 240,000 shares were outstanding of which 160,000 were vested. As of March 26, 2015, 80,000 shares of restricted common stock were issued and outstanding for which the restrictions lapse in May 2015 provided the owner of those restricted shares meets the continuing service requirement at that time.

The 2006 Directors Plan is administered by the Compensation Committee of the Board of Directors which sets the exercise price, term, and other conditions applicable to each stock option granted under the Plan.  Stock options awarded under this plan shall have an exercise share price of no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee.  The 2006 Directors Plan provides that each year, at the first regular meeting of the Board of Directors immediately following GlobalSCAPE’s annual stockholder’s meeting, each non-employee director shall be granted or issued maximum awards of either (1) a grant of an option to purchase 20,000 shares of our common stock or (2) the issuance of 20,000 shares of restricted common stock for participation in Board and Committee meetings during the previous calendar year. In 2014, the Compensation Committee granted 20,000 shares of restricted stock to each director except for Mr. Bindseil, who received no such shares as a result of him being an employee of the Company. The restrictions on this restricted stock lapse in June 2015 provided the owner of those restricted shares meets the continuing service requirement at that time

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2014, that GlobalSCAPE paid to each director.  GlobalSCAPE does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors and, accordingly, these columns have been omitted from the following table:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Thomas W. Brown	$61,000	$46,400	$11,557	$118,957
David L. Mann	$48,000	$46,400	$11,557	$105,957
Frank M. Morgan	$48,000	$46,400	$477	$94,877
Phillip M. Renfro	$34,000	$46,400	$5,145	$85,545

(1)
The aggregate grant date fair value of restricted awards calculated as described in our accounting policy for stock-based compensation in footnote 2 to our Consolidated Financial Statements included in our Form 10-K as of December 31, 2014, and for the year then ended.

(2)	Health and dental insurance premiums.

As of December 31, 2014, stock options issued to our directors that had not been exercised and restricted stock awards for which the restriction had not yet lapsed as of that date are as follows:

Name	Outstanding Stock Options Not Exercised	Restricted Stock Awards
Thomas W. Brown	60,000	20,000
David L. Mann	60,000	20,000
Frank M. Morgan	40,000	20,000
Phillip M. Renfro	60,000	20,000

PROPOSAL TWO
APPROVAL OF 2015 NON-EMPLOYEE DIRECTORS
LONG-TERM EQUITY INCENTIVE PLAN

General.  On March 24, 2015, subject to stockholder approval, the GlobalSCAPE Board of Directors adopted the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan which we refer to as the 2015 Directors Plan, the full text of which is set forth in Appendix A to this Proxy Statement.  The following summary of the 2015 Directors Plan is qualified in its entirety by reference to Appendix A. The effectiveness of the 2015 Directors Plan is subject to approval by GlobalSCAPE stockholders.

Previously, the Board has received grants of options and restricted stock under the 2006 GlobalSCAPE, Inc. Non-Employee Directors Long-Term Incentive Plan, which we refer to as the 2006 Plan. Under its terms, this plan expires in 2016.  There are 500,000 shares previously reserved for issuance pursuant to the 2006 Plan of which all such shares have been granted as stock options or restricted stock.  In the event that the 2015 Directors Plan is approved, no more grants will be made under the 2006 Plan.

We are asking you to authorize 500,000 shares for future issuance under the 2015 Directors Plan which will contribute to a potential dilution of our shares owned and outstanding as of March 26, 2015, of approximately 2.4%. This potential dilution was calculated as follows:

Shares owned by shareholders as of March 26, 2015		Shares owned by shareholders as of March 26, 2015
-------------------------------------------------------------	Minus	------------------------------------------------------------------
Shares outstanding as of March 26, 2015		Shares outstanding as of March 26, 2015 plus 500,000

 In considering this proposal, the Board considered, and stockholders should also be aware, that the average number of shares granted by the Company under all equity incentive plans over the last three fiscal years, divided by the number of shares outstanding as of March 26, 2015, is approximately 7.1%. The Company anticipates that the requested number of shares for the 2015 Directors Plan will be sufficient to meet the needs of our long-term incentive program for Directors for at least six years.

Purpose.  The purposes of the 2015 Directors Plan are to attract and retain members of the Board of Directors and to promote the growth and success of GlobalSCAPE by aligning the long-term interests of the Board of Directors with those of GlobalSCAPE’s stockholders by providing an opportunity to acquire an interest in GlobalSCAPE and by providing both rewards for exceptional performance and long term incentives for future contributions to the success of GlobalSCAPE.

Administration and Eligibility.  The 2015 Directors Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors and authorizes the Board to grant non-qualified stock options or issue restricted stock to those persons who are non-employee directors of GlobalSCAPE, including advisory directors of GlobalSCAPE, which currently amounts to a total of four people.

Shares Reserved and Awards.  The 2015 Directors Plan reserves 500,000 shares of GlobalSCAPE common stock, subject to adjustment following certain events, as discussed below.  If an award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undeliverable shares which were subject thereto shall, unless the 2015 Directors Plan shall have been terminated, become available for future awards under the 2015 Directors Plan.  The 2015 Directors Plan provides that each year, at the conclusion of   GlobalSCAPE’s annual stockholder’s meeting, each non-employee director shall be granted or issued awards of 20,000 shares of GlobalSCAPE common stock, for participation in Board and Committee meetings during the previous calendar year.  The maximum annual award for any one person is 20,000 shares of GlobalSCAPE common stock.  If options, as opposed to shares, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the grant while the option terms and vesting schedules are at the discretion of the Committee.

Option Exercise.  An option is exercised when proper notice of exercise has been given to GlobalSCAPE, or the brokerage firm or firms approved by GlobalSCAPE, if any, to facilitate exercises and sales under the 2015 Directors Plan and full payment for the shares with respect to which the option is exercised has been received by GlobalSCAPE or the brokerage firm or firms, as applicable.  The consideration to be paid and the method of payment, shall be determined by the Committee and may include:  (i) a cashless exercise, whereby the exercise price is paid to GlobalSCAPE from the proceeds of a same-day sale of a portion of the stock underlying the option; (ii) cash; and (iii) tender of shares of common stock owned by the participant.  Option shares used to pay the exercise price shall be valued at their fair market value on the exercise date.  Payment of the aggregate exercise price by means of tendering previously-owned shares of common stock shall not be permitted when the same may, in the reasonable opinion of GlobalSCAPE, cause GlobalSCAPE to record a loss or expense as a result thereof.

Stockholder Rights.  Except as otherwise provided in the 2015 Directors Plan, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

Transferability of Awards.  An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant, unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

Termination of Awards.  Unless otherwise provided in the applicable award agreement or any severance agreement, vested awards granted under the 2015 Directors Plan shall expire, terminate, or otherwise be forfeited as follows:

(i)	three (3) months after the date the Company delivers a notice of termination of a Participant’s Active Status, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii)	immediately upon termination of a Participant’s Active Status for Misconduct;

(iii)	twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death; and

(iv)	thirty-six (36) months after the date on which the Participant ceased performing services as a result of Retirement.

Effect of Change of Control.  The 2015 Directors Plan provides, unless otherwise provided in the most recently executed agreement between the plan participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems, that upon the occurrence of a Change of Control (as defined therein), awards of a plan participant shall be “accelerated”, meaning any and all nonqualified stock options shall become fully vested and exercisable, and any restriction periods and restrictions imposed on restricted stock shall lapse.

U.S. Federal Tax Consequences.

Options.  Participants will not recognize taxable income at the time an option is granted under the 2015 Directors Plan unless the option has a readily ascertainable market value at the time of the grant. The Board understands that options to be granted under the 2015 Directors Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option.  The difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case GlobalSCAPE will be entitled to a deduction equal to the amount of the optionee’s ordinary income.

Restricted Stock.  A participant who receives a grant of restricted stock who does not elect to be taxed at the time of grant will not recognize income upon an award of shares of common stock, and GlobalSCAPE will not be entitled to a deduction until the termination of the restrictions.  Upon such termination, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock at the time (less any amount paid by the employee for such shares), and GlobalSCAPE will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the participant may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions.  In that event, GlobalSCAPE will be entitled to a deduction in such year and in the same amount.  Any gain or loss recognized by the participant upon subsequent disposition of the stock will be capital in nature.

Amendments.  GlobalSCAPE’s Board or the Committee may amend or terminate the 2015 Directors Plan from time to time in such respects as the Board may deem advisable (including, but not limited, to amendments which the Board deems appropriate to enhance GlobalSCAPE’s ability to claim deductions related to stock option exercises); provided, that to the extent required by the Internal Revenue Code of 1986, as amended, or the rules of the NYSE MKT, such other exchange upon which GlobalSCAPE common stock is either quoted or traded, or the SEC, stockholder approval shall be required for any material amendment of the 2015 Directors Plan.  Subject to the foregoing, it is specifically intended that the Board or Committee be able to amend the 2015 Directors Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the 2015 Directors Plan or any award agreement.

Adjustments.  If the outstanding shares of GlobalSCAPE common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of GlobalSCAPE or of another corporation, or if the number of such shares of common stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of common stock reserved for the purposes of the 2015 Directors Plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of GlobalSCAPE’s common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it shall have been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the 2015 Directors Plan, or in any award previously granted or which may be granted under the 2015 Directors Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the 2015 Directors Plan.

In addition, the Committee shall have the power, in the event of any merger or consolidation involving GlobalSCAPE, to amend all outstanding awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such award as of such effective date.

Although the benefits and amounts that will be received in the future by the Non-Executive Director Group are not determinable, the benefits and amounts which would have been received by the Non-Executive Director Group for the year ended December 31, 2014, as if the 2015 Directors Plan had been in effect during that year are provided in the table below:

New Plan Benefits
2015 Non-Employee Directors Long-Term Equity Incentive Plan
Proforma Benefits for the Year Ending December 31, 2014

	Dollar Value (1)	Number of Shares
Thomas W. Brown	$46,400	20,000
David L. Mann	$46,400	20,000
Frank M. Morgan	$46,400	20,000
Phillip M. Renfro	$46,400	20,000

(1)
Calculated by multiplying the number of shares by the closing price for GlobalSCAPE common stock on the NYSE MKT on May 14, 2014, the date of the first Board of Directors meeting immediately following the 2014 Annual Stockholders Meeting.

Effectiveness. Upon effectiveness, the 2015 Directors Plan shall remain in effect until the tenth anniversary of the effective date or until terminated under the terms of the plan or extended by an amendment approved by GlobalSCAPE stockholders.

Votes Required. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to approve the 2015 Non-Employee Directors Long-Term Equity Incentive Plan. The enclosed form of proxy provides a means for stockholders to vote for the approval of the 2015 Directors Plan, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the 2015 Directors Plan.  Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the approval of the 2015 Non-Employee Directors Long-Term Equity Incentive Plan.

PROPOSAL THREE
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

GlobalSCAPE’s Audit Committee has selected Padgett, Stratemann & Co., L.L.P., or “Padgett Stratemann”, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015.  Although stockholder ratification is not required, the Board of Directors has directed that the selection of Padgett Stratemann be submitted to the stockholders for ratification at the annual meeting. Grant Thornton LLP provided audit services to GlobalSCAPE for the years ended December 31, 2012 and 2013. On November 14, 2014, the Audit Committee appointed Padgett Stratemann to serve as its independent registered public accounting firm for the year ended December 31, 2014 and ended the engagement of Grant Thornton. A representative of Padgett Stratemann will not be present at the annual meeting.

The audit reports of Grant Thornton on GlobalSCAPE’s financial statements as of and for the two fiscal years ended December 31, 2012 and 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of GlobalSCAPE’s financial statements for each of the two fiscal years ended December 31, 2012 and 2013 and through November 14, 2014, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton, would have caused the firm to make reference to such disagreement in connection with its reports on GlobalSCAPE’s financial statements for such period. During each of the two fiscal years ended December 31, 2012 and 2013 and through November 14, 2014, there were no reportable events as described in Item 304 (a)(1)(v) of Regulation S-K.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of Padgett Stratemann.  In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year.  Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year, if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PADGETT, STRATEMANN & CO., L.L.P. AS GLOBALSCAPE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees.  The aggregate fees billed for professional services provided by Padgett, Stratemann & Co., L.L.P. in connection with their audit of our consolidated financial statements as of December 31, 2014, and for the year then ended, were $149,000.  The aggregate fees billed for professional services provided by Grant Thornton LLP, or “Grant Thornton” (the Company’s predecessor independent registered public accounting firm), in connection with their reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q during the year ended December 31, 2014, were $72,000. The aggregate fees billed for professional services provided by Grant Thornton in connection with their audit of our consolidated financial statements as of December 31, 2013, and for the year then ended and for their reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q during the year ended December 31, 2013, were $209,000.

Audit-Related Fees.  There were no fees paid to Padgett Stratemann or Grant Thornton in 2014 or 2013 for services other than the audit or review of GlobalSCAPE’s financial statements.

Tax Fees.  There were no tax fees paid to Padgett Stratemann or Grant Thornton in 2014 or 2013.

All Other Fees.  Exclusive of the fees disclosed above relating to financial statement audit services, there were no fees billed for other services provided by Padgett Stratemann or Grant Thornton during the years ended December 31, 2014 or December 31, 2013.

Consideration of Non-Audit Services Provided by the Independent Auditors.  The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining the independence of Padgett Stratemann or Grant Thornton and has concluded that the independence of such firms has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews GlobalSCAPE’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of:

•      The integrity of GlobalSCAPE’s financial statements.

•      GlobalSCAPE’s independent auditors’ qualifications and independence;

•      The performance of GlobalSCAPE’s independent auditors.

•      GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Committee hereby reports as follows:

•      The Audit Committee has reviewed and discussed the audited financial statements with GlobalSCAPE’s management.

•      The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

•      The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

•      Based on the review and discussions referred to in previous paragraphs, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

David L. Mann (Chairman of the Audit Committee) Frank M. Morgan

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings.  For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 4, 2015.  Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.  Proposals should be addressed to:

GlobalSCAPE, Inc.
Attn: Corporate Secretary
4500 Lockhill-Selma Rd, Suite 150
San Antonio, TX 78249

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general require that the notice be received by the Corporate Secretary as follows:

•      Not earlier than the close of business on February 2, 2016; and

•      Not later than the close of business on March 4, 2016.

If the date of the stockholder meeting is moved more than 30 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.

AVAILABLE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended, and file annual, quarterly, and special reports and other information with the SEC.  You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330.  The SEC also maintains an Internet site that contains all of these reports and other information regarding our Company and other issuers that file electronically with the SEC at http://www.sec.gov.  We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly, and current reports, Proxy Statements, and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2014, by writing or telephoning GlobalSCAPE at the following address:

GlobalSCAPE, Inc.
Attn: Chief Financial Officer
4500 Lockhill-Selma, Suite 150
San Antonio, Texas  78249
(210) 308-8267

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting.  However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors, James L. Bindseil President and Chief Executive Officer

April 2, 2015
San Antonio, TX

Annex A

GLOBALSCAPE, INC.

2015 Non-Employee Directors Long-Term Equity Incentive Plan

PART I

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1. Purpose of this Plan.  The purposes of this Plan are (a) to attract and retain members of the Board of Directors, and (b) to promote the growth and success of the Company’s business, (i) by aligning the long-term interests of the Company’s Directors with those of the Company’s stockholders by providing an opportunity to acquire an interest in the Company and (ii) by providing both rewards for exceptional performance and long term incentives for future contributions to the success of the Company and its Subsidiaries.

This Plan permits the grant of Nonqualified Stock Options or Restricted Stock, at the discretion of the Committee and as reflected in the terms of the Award Agreement.  Each Award will be subject to conditions specified in this Plan.

SECTION 2. Definitions. As used herein, the following definitions shall apply:

(a) “Active Status” shall mean the Director’s continuous and uninterrupted service as a member of the Board. .

(b) “Award” shall mean any award or benefits granted under this Plan, including Options and Restricted Stock.

(c) “Award Agreement” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(d) “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(e) “Board” shall mean the Company’s Board of Directors.

(f) “Change of Control” shall mean the first day that any one or more of the following conditions shall have been satisfied:

(i) the sale, transfer, or assignment to, or other acquisition by any other entity or entities (other than a Subsidiary), of all or substantially all of the Company’s assets and business in one or a series of related transactions;

(ii) a third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having fifty percent (50%) or more of the then total number of votes that may be cast for the election of members of the Board; provided, however, that if Thomas W. Brown and/or David L. Mann acquire, directly or indirectly, Beneficial Ownership of Common Stock having 50% or more of the then total number of votes that may be cast for the election of members of the Board, then it shall not be deemed a Change of Control;

(iii)  during any 12-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 12-month period, shall be deemed to have satisfied such 12-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv) a merger, consolidation, reorganization or other business combination (a “Transaction”), as a result of which the stockholders of the Company immediately prior to such Transaction own directly or indirectly immediately following such Transaction less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction

(g) “Change in Control Value” has the meaning set forth in Section 5(b).

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Committee” shall mean the Compensation Committee appointed by the Board.

(j) “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(k) “Company” shall mean GlobalSCAPE, Inc. a Delaware corporation, and any successor thereto.

(l) “Director” shall mean a member of the Board and, except with respect to the ability to vote on any issues before the Board or the delegation of authority from the Board, shall also be deemed to include advisory directors.

(m) “Effective Date” shall mean the date on which the Company’s stockholders have approved this Plan.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” shall mean the closing price per share of the Common Stock on the NYSE MKT as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if NYSE MKT is not or shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock.

(p) “FLSA” shall mean the Fair Labor Standards Act of 1938, as amended.

(q) “hall bent Director” has the meaning set forth in Section 2(f)(iii).

(r) “Independent Director” shall mean a Director who: (i) meets the independence requirements of the NYSE MKT, or if the NYSE MKT is not or shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock; (ii) qualifies as an “outside director” under Section 162(m) of the Code; (iii) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (iv) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Non-Employee Directors.

(s) “Maximum Annual Participant Award” shall have the meaning set forth in Section 6(b).

(t) “Misconduct” shall mean the removal from the Board for cause.

(u) “Nominating and Corporate Governance Committee” shall mean the Nominating and Corporate Governance Committee appointed by the Board.

(v) “Non-Employee Director” shall mean a Director who is not a common law employee of the Company or any Subsidiary of the Company.

(w) “NYSE MKT” shall mean the NYSE MKT, LLC.

(x) “Option” shall mean a stock option granted pursuant to Section 10 of this Plan.

(y) “Optionee” shall mean a Participant who has been granted an Option.

(z) “Participant” shall mean any Non-Employee Director granted an Award.

(aa) “Plan” shall mean this GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan, including any amendments thereto.

(bb) “Reprice” shall mean the adjustment or amendment of the exercise price of Options or previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(cc) “Restricted Stock” shall mean a grant of Shares pursuant to Section 11 of this Plan.

(dd) “Retirement” shall mean ceasing to be a Director pursuant to election by the Company’s stockholders or by voluntary resignation with the approval of the Board’s chair after having served continuously on the Board for at least six years.

(ee) “SEC” shall mean the Securities and Exchange Commission.

(ff) “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 5 of this Plan.

(gg)  “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(hh) “Transaction” has the meaning set forth in Section 2(f)(iv).

SECTION 3. Administration of this Plan.

(a) Authority.  This Plan shall be administered by the Committee.  The Committee shall have full and exclusive power to administer this Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe.  Notwithstanding anything herein to the contrary, the Committee’s power to administer this Plan, and actions the Committee takes under this Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

(b) Powers of the Committee.  Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

(i) to determine the Participants, to whom Awards, if any, will be granted hereunder;

(ii) to grant Awards  to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award and the vesting schedule, the exercise price, the timing of such Awards, and to modify or amend each Award, with the consent of the Participant when required;

(iii) to construe and interpret this Plan and the Awards granted hereunder;

(iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

(v) subject to compliance with Section 409A of the Code, to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

(vii) to make all other determinations deemed necessary or advisable for the administration of this Plan;

provided, that, no consent of a Participant is necessary under clauses (i) or (v) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c) Effect of Committee’s Decision.  All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

(d) Delegation.  To the extent permitted by the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that (i) the authority to grant or administer Awards with respect to persons who are subject to Section 16 of the Exchange Act, or to persons who are “covered employees” (within the meaning of Treasury Regulation, Section 1.162-27(c)(2)), shall not be delegated by the Committee; and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision.  Any action by any such delegate(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.  Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.

(e) Compliance with Section 409A.  The parties intend that this Plan and Awards be, at all relevant times, in compliance with (or exempt from) Code Section 409A and all other applicable laws, and this Plan shall be so interpreted and administered.  In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A of and other laws.  In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan.  The Company and its affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

SECTION 4. Shares Subject to this Plan.

(a) Reservation of Shares.  The shares of Common Stock reserved under this Plan shall be 500,000 shares of Common Stock.  If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for future Awards under this Plan.   The Shares may be authorized but unissued, or reacquired shares of Common Stock.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(b) Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant.  Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(c) Securities Law Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

SECTION 5. Adjustments to Shares Subject to this Plan.

(a) Adjustments.  If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding Awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events.  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan.  In making any such substitution or adjustment pursuant to this Section 5, fractional shares may be ignored.

(b) Amendments.  The Committee has the power, in the event of any Transaction, to (1) amend all outstanding Options to permit the exercise thereof in whole or in part at any time, or from time to time, prior to the effective date of any such Transaction or (2) to terminate each such Option as of such effective date and pay each holder of such Award an amount of cash per share equal to the excess, if any, of the Change in Control Value (as hereinafter defined) of the shares subject to such Option over the exercise price under such Options for such shares.  For purposes of this subsection (b), the “Change in Control Value” shall be the per share price paid to stockholders of the Company in the Transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee will determine, in its sole and absolute discretion, the fair cash equivalent portion of the consideration offered that is other than cash.

(c) No Other Adjustment.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

(d) Limitations under Code Section 409A.  Notwithstanding as otherwise provided in this Section 5, no adjustment or amendment shall be taken under this Section 5 that:

(i) with respect to any Awards that are not subject to Code Section 409A as of the date of such action, would cause such Award to be subject to the requirements of Code Section 409A without satisfying such requirements; or

(ii) with respect to Awards subject to Code Section 409A, would constitute (i) a change in the time and form of payment under such Award, unless consented to by the Participant and otherwise satisfies the requirements of Treasury Regulation §1.409A-2(b), (ii) an acceleration of payment under the Award in prohibition of Code Section 409A(a)(3) and the regulations thereunder, taking into consideration the exceptions provided under Treasury Regulation §1.409A-3(j)(4) for certain accelerations, or (iii) a violation of Code Section 409A not otherwise referenced herein that would trigger adverse tax consequences for the Participant.

PART II

TERMS APPLICABLE TO ALL AWARDS

SECTION 6. General Eligibility; Maximum Annual Participant Award and Formula Awards.

(a) General Eligibility.  Awards may be granted only to Participants who are Non-Employee Directors.

(b) Maximum Annual Participant Award.  The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 20,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)) pursuant to the Awards to be granted pursuant to Section 6(c).

(c) Formula Awards.  Each year at the conclusion of the Company’s annual stockholders meeting for that year, each Non-Employee Director at such time, shall be granted Awards of 20,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)), unless the Committee shall decide otherwise prior to such meeting.  The Awards granted pursuant to this Section 6(c) are intended to compensate each Non-Employee Director for that Non-Employee Director’s participation in Board and Committee meetings during the Company’s previous calendar year.  Any Non-Employee Director who discontinues Active Status (including ceasing to be an advisory Director) prior to the date of the Company’s annual stockholders meeting shall not be entitled to any Awards under this Section 6(c) and no newly elected Non-Employee Director shall be entitled to any Awards under this Section 6(c).

SECTION 7. Procedure for Exercise of Awards; Rights as a Stockholder.

(a) Procedure.  An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable.  The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company.  Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b) of this Plan.  The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Plan.

(b) Method of Payment.  The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including the method of payment, shall be determined by the Committee at the time of settlement and which forms may include (without limitation): (i) with respect to an Option, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time.  Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date.  Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

(c) Withholding Obligations.  To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Option or  Restricted Stock or any sale of Shares.  The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.  These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

(d) Stockholder Rights.  Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(e) Non-Transferability of Awards.  An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 8. Expiration of Awards.

(a) Expiration, Termination or Forfeiture of Awards.  Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

(i) three (3) months after the date the Company delivers a notice of termination of a Participant’s Active Status, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii) immediately upon termination of a Participant’s Active Status for Misconduct;

(iii) twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death; and

(iv) thirty-six (36) months after the date on which the Participant ceased performing services as a result of Retirement.

(b) Extension of Term.  Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the earlier of (i) the date on which the Option would have expired if no termination of the Participant’s Active Status had occurred) and (ii) the tenth anniversary of the date of grant.

SECTION 9. Effect of Change of Control. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a) Acceleration.  Awards of a Participant shall be Accelerated (as defined in Section 9(b)) upon the occurrence of a Change of Control.

(b) Definition.  For purposes of this Section 9, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i) any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

(ii) any restriction periods and restrictions imposed on Restricted Stock shall lapse.

PART III

SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

SECTION 10. Grant, Terms and Conditions of Options.

(a) Term of Options.  The term of Options shall be at the discretion of the Committee but in no event shall the term be greater than ten (10) years.

(b) Option Exercise Prices.  The per Share exercise price under an Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.

(c) Vesting.  Options granted pursuant to this section 10 shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion.  To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee’s Active Status for reasons other than Retirement or death, in each of which cases such Options shall immediately vest in full.

(d) Exercise.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as are permissible under the terms of this Plan.  An Option may not be exercised for a fraction of a Share.

SECTION 11. Grant, Terms and Conditions of Stock Awards.

(a) Designation.  Restricted Stock may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan.  After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer.  The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee.  The term of each award of Restricted Stock shall be at the discretion of the Committee.

(b) Vesting.    The Committee shall determine the time or times within which an Award of shares of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award.  Subject to the applicable provisions of the Award Agreement and this Section 11, upon termination of a Participant’s Active Status for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

PART IV

TERM OF PLAN AND STOCKHOLDER APPROVAL

SECTION 12. Term of Plan.  This Plan shall become effective as of the Effective Date.  It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 14 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to Section 14(a).

SECTION 13. Amendment and Termination of this Plan.

(a) Amendment and Termination.  The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited, to amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided, that to the extent required by the Code or the rules of the NYSE MKT, such other exchange upon which the Company’s Common Stock is either quoted or traded, or the SEC, stockholder approval shall be required for any material amendment of this Plan.  Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

(b) Effect of Amendment or Termination.  Any amendment or termination of this Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 14. Stockholder Approval. The effectiveness of this Plan is subject to approval by the stockholders of the Company.

PART V

MISCELLANEOUS

SECTION 15. Unfunded Plan.  The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust.  The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s beneficiaries or estate shall have any interest in any assets of the Company by virtue of this Plan.  Nothing in this Section 15 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company’s creditors.  Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company’s creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

SECTION 16. Representations and Legends.

(a) The Committee may require each person purchasing shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificate for such shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

(b) All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

SECTION 17. Assignment of Benefits.  No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge.  Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

SECTION 18. Governing Laws.  This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Delaware.

SECTION 19. Application of Funds.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

SECTION 20. Right of Removal.  Nothing in this Plan or in any Award or Award Agreement shall confer upon any Non-Employee Director or any other individual the right to continue as a Director of the Company, or affect any right the Company or the Company’s stockholders may have to remove the Non-Employee Director as a Director at any time for any reason.